UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                       March 7, 2005

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400
Irvine, CA 92612
(949) 255-7100
(Address and telephone number of Registrant)

Item 1.01. Entry into a Material Definitive Agreement

          On March 7, 2005, Sun Healthcare Group, Inc. ("Sun") issued the press release furnished herewith as Exhibit 99.1 reporting that Sun entered into an amendment to its Revolving Loan Agreement with CapitalSource Finance LLC, as collateral agent, and certain other lenders. Sun previously disclosed the amendment in its Form 10-K for the year ended December 31, 2004 and filed the amendment as an Exhibit to the Form 10-K.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Senior Vice President and Corporate Controller

Dated:  March 8, 2005

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